                            PROJECT COOPERATION CONTRACT

                    CHINA UNICOM'S HEBEI GLOBAL SERVICE FOR MOBILE
                       TELECOMMUNICATIONS (GSM) NETWORK PROJECT



                         CHINA UNITED TELECOMMUNICATIONS CO.
                                         AND
             HEBEI UNITED TELECOMMUNICATIONS ENGINEERING COMPANY LIMITED



                                   FEBRUARY 9, 1996



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                                       CONTENTS


Article I          Definitions and Interpretation
Article II         Representations and Warranties
Article III        Covenants of Both Parties
Article IV         Contract and Its Attachment
Article V          Basic Content of the Contract
Article VI         Content Outline of the Project
Article VII        Providing Construction and Operating Capital
Article VIII       Project Construction
Article IX         Project Operation
Article X          Project Asset Ownership
Article XI         Rights and Obligations
Article XII        Working Group
Article XIII       Profit Distribution
Article XIV        Project Expansion
Article XV         Asset Transfer & Grant
Article XVI        Insurance
Article XVII       Confidentiality
Article XVIII      Force Majeure
Article XIX        Violation of the Contract
Article XX         Termination of the Contract
Article XXI        Governing Law
Article XXII       Dispute Settlement
Article XXIII      Term and Effective Date of the Contract
Article XXIV       Fulfillment of the Responsibilities After Termination of the
                   Contract
Article XXV        Transfer and Change of the Contract
Article XXVI       Complete Contract
Article XXVII      Miscellaneous

Attachment 1       Financial Implementation Details



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Party A: China United Telecommunications Co. ("Party A")
Address: 15 Yang Fang Dian Road, Fu Wai Street, Beijing, PRC
Zip Code:
Legal Representative:  Zhao Weichen
Position: Chairman
Telephone:
Fax:

Party B: Hebei United Telecommunications Engineering Company Limited
         ("Party B")
Address: 11 Zhong Shan Xi Road, Shijiazhuang, Hebei Province
Zip Code:
Legal Representative: Ye Yunyun
Position: Chairman
Telephone:
Fax:

Pursuant to PRC laws and regulations, subject to the principles of fair profit sharing, sincere cooperation, and, after amicable negotiations, both Party A and B have agreed to enter into the following contract to develop the China UNICOM's Hebei Global Service for Mobile Telecommunications (GSM) Network Project.

                                      ARTICLE I
                                     DEFINITIONS:

1. Unless the context, including the recitals, in this contract require otherwise, the following words and expressions shall have the meanings shown below:

    (1). "THE PROJECT" indicates the China UNICOM's Hebei Global Service for Mobile Telecommunications (GSM) Network Project which will cover 10 cities or prefectures with 70,000 subscribers.

    (2). "THE CONTRACT" means the contract and all attachments signed by Party A and B regarding the China UNICOM's Hebei Global Service for Mobile Telecommunications (GSM) Network Project. It is also called the "Master Contract".

    (3). "ATTACHMENT" means attachment 1 of the Master Contract. It is part of the contract and can not be separated. When mentioning "the Contract", the attachment shall be included.



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    (4). "UPFRONT NETWORK CONNECTION FEE" indicates the special fund which will be used in the construction of telecommunications projects in accordance with the regulations issued by the relevant state authority.

    (5). "OPERATING REVENUES" mean the total revenues obtained through the operation of the project, including airtime revenues, monthly leasing revenues, handset sales revenues, SIM Card revenues, service revenues, etc.

    (6), "OPERATING COSTS AND EXPENSES" mean the costs and expenses occurred during project operation, including special network resource leasing expenses, postal and telecommunications public network calculation fees, depreciation, spare parts fees, power and fuel expenses, network maintenance and repair expenses, labor expenses (including salary, welfare, bonus and other compensation, etc.), business expenses, handset expenses, financial expenses, management expenses, sales expenses, business taxes and other various operating expenses.

    (7). "PROJECT CAPITAL" means all required capital for project construction and operation provided by Party B pursuant to the Contract

    (8). "PROJECT ASSETS" means total assets provided by Project Capital invested by Party B.

    (9). "CHINA UNICOM" indicates China United Telecommunications Co.

2. The title of each article in the contract shall not be considered part of the contract, and shall not restrict, modify or affect the meaning of the contract.

                                      ARTICLE II
                            REPRESENTATIONS AND WARRANTS:

Both parties, or either party, upon execution of the Contract and thereafter, represents and warrants that:

1. Both entities are corporations duly incorporated and existing in good standing under the laws of the PRC, and have obtained the necessary business license from the Industry and Commerce Administration Department. Each party has its own company regulations and has maintained a good reputation in its own business field. Both parties have the right to execute the contract, and the execution and fulfillment of this contract will not violate their respective corporate regulations.



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2.  Party B warrants that the execution and fulfillment of this contract will not be in conflict with any other contracts, agreements or letters of guarantee which have binding force on Party B or its assets.

3. Party B warrants that, pursuant to its current financial and business situation, it has full power and authority to enter into and to perform under the Contract in accordance with its terms. Further, it is possible and feasible for Party B to fulfill its responsibilities to provide the required capital for the construction and operation of the Project.

                                     ARTICLE III
                              COVENANTS OF BOTH PARTIES:

Party A and B guarantee the following upon the execution of the contract:

1. Party B guarantees to provide all required capital for the construction and operation of the project pursuant to the schedule, method, and sub-amounts listed in the Contract.

2. Party A guarantees to pay all payments due to Party B in accordance with the terms of the Contract.

3. Both parties guarantee to fulfill all regulations issued by the Chinese government relating to the Contract.

                                      ARTICLE IV
                            CONTRACT AND ITS ATTACHMENTS:

The Contract and its attachments shall be deemed as a complete legal document of this project upon execution by both parties.

                                      ARTICLE V
                            BASIC CONTENT OF THE CONTRACT:

Both parties agree that the contract shall include the following items:
1. All contents described in the Contract shall be confirmed and agreed by both parties.

2. Based on this contract, both parties will be responsible for the construction of the project while Party A will be responsible for project operation.


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3.  Party B will provide all required capital for the construction and operation of the project pursuant to the schedule, method, and sub-amounts listed in the Contract.

4. Party A will pay all payments due to Party B in accordance with the terms of the Contract.

5. Party B will be involved in the project construction through its Working Group pursuant to the Contract, and will supervise the operation of the project.

                                      ARTICLE VI
                           CONTENT OUTLINE OF THE PROJECT:

The Project includes, but is not limited to, the following contents:

1.  LOCATION OF THE PROJECT:

    The location of the Project will be Hebei Province, the People's Republic of China.

2.  SIZE OF THE PROJECT:

    (1). SIZE OF THE PROJECT:

         The total capacity which ensures the normal operation of the GSM network is 70,000 subscribers. The initial phase will cover 7 cities with 40,000 subscribers and phase two will be increased to 70,000 subscribers from the initial phase.

    (2). AMOUNT OF PROJECT CAPITAL:

         A. The initial phase of the project requires an estimated investment of RMB 320 million. The actual investment amount invested will be determined in the financial closing documents of the project approved by Party A.

         B. Phase two of the Project requires an estimated investment of RMB 280 million. The actual investment amount invested will be determined in the financial closing documents of the project approved by Party A.



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   (3).  Once the Contract becomes effective, both parties shall further negotiate a technical proposal. When approved, this proposal shall be signed by both parties and shall be included as an Attachment to this Contract.

                                     ARTICLE VII
                    PROVIDING CONSTRUCTION AND OPERATING CAPITAL:

Party B agrees that:

1. Once the Contract becomes effective, Party B shall provide RMB 25 million start-up capital to begin the construction of the Project within 15 days. After the Contract becomes effective, Party A shall submit a funding usage plan to the Working Group within 10 days, and shall guarantee that such funds will be used in accordance with the preliminary design and estimation of the project.

2. Party B shall fulfill its obligation to pay all expenses required to purchase any imported equipment and domestic corollary equipment, including, but not limited to, issuing the Letters of Credit pursuant to
    Article VIII of this Contract.

3. Party A shall formulate (Party B will be involved if Party A requires) a fund usage plan for the construction of this Project based on the preliminary design agreed upon by the Working Group and approved by China UNICOM. Such plan shall be examined by the Working Group and shall be approved by Party A. Party B shall provide the required capital pursuant to this fund usage plan.

                                     ARTICLE VIII
                                 PROJECT CONSTRUCTION

1. Both parties agree to complete this project in accordance with the following documents: (1) the preliminary design and construction design of this Project approved by China UNICOM; (2) the Contract; (3) Certain regulations regarding the management of GSM construction issued by China UNICOM.

2. Both parties agree that project construction includes, but is not limited to, the following:

    (1). The Working Group will appoint a qualified Chinese design institute to be responsible for related designs of project construction through a public auction. The design shall be examined and approved by China UNICOM



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         pursuant to construction standards and procedures issued by the state authority and China UNICOM.

    (2). Construction and installation for the sub-projects, including building construction, pipeline and network construction, switchboard installation, accessory equipment installation, etc., and other construction work which must be done before formal operation.

    (3). Once construction is completed, the Working Group shall conduct initial testing and acceptance. Party A shall arrange for testing and acceptance once approved by the Working Group.

    (4). After testing and acceptance of project construction, Party A shall be responsible for formulating the financial closing documents of this project. These documents shall be examined by the Working Group first, and then submitted to China UNICOM for examination and approval.

3. Party A shall be responsible for selecting imported equipment required by construction of this project through a public aucction, and Party B shall participate in this activity. The equipment suppliers shall be determined by both parties.

4. Party B approves any construction work completed by Party A before the execution of this Contract as long as such construction work is within the scope of the preliminary design and cost estimation.

                                      ARTICLE IX
                                  PROJECT OPERATION:

1. When Party A commences operation of the network, Party A immediately obtains the right for project operation, management, and maintenance, and the right to receive revenues through network operation.

2. Party A shall operate, manage and maintain the Project pursuant to China UNICOM's requirements regarding operation, management and maintenance of the Project and the related items listed in the Contract. Party A shall also operate the network appropriately and reasonably in order to obtain the best benefit through this Project.



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                                      ARTICLE X
                               PROJECT ASSET OWNERSHIP

1. Pursuant to the financial closing documents, Party A owns 30% of the Project Assets and Party B owns 70% of the Project Assets. 60% of the Project Assets owned by Party B will be transferred to Party A year by year through the method of paying Party B the "Distributable Cash Flow" from Party A in accordance with the regulations listed in Attachment 1 of this Contract. Each year, the Project Assets transferred from Party B to party A shall be equal to the amount of the "Distributable Cash Flow" paid to Party B by Party A at that year. Once the Project Assets transferred by Party B year after year accumulate to 60% of the entire Project Assets, such transfer shall be terminated. The remaining 10% of the Project Assets owned by Party B shall be transferred to Party A without any condition after the Contract expires.

2. The exercise of the asset ownership right by both parties shall not be in conflict with the following:

    (1). Asset transfer shall be in accordance with the terms of the Contract.

    (2). Any Party who obtains the asset from the other Party shall be entitled to the asset ownership on the part transferred.

    (3). Any Party will be able to exercise its right as listed in the Contract.

                                      ARTICLE XI
                               RIGHTS AND OBLIGATIONS:

Unless otherwise specified in the Contract, both parties shall be entitled to the following rights and shall undertake the following obligations:

1.  Party A:

    (1). Shall be the owner of this Project and shall be responsible for project construction and operation.

    (2). Shall make all payments due to Party B in accordance with the terms of the Contract.

    (3). Shall obtain all approvals and permits required for the operation of the project, including the approvals from the State Radio Regulatory Department and Management Department of Telecommunications Industry.



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    (4). Shall obtain all import permits for purchasing imported equipment and other materials as well as network connection permits.

    (5). Shall obtain the frequency and number resources required by this project and handle other related matters regarding the interconnection between this Project and the post and telecommunications network.

    (6). Shall cooperate with the Working Group to develop this project pursuant to the terms of this Contract.

2.  Party B:

    (1). Shall provide the required capital pursuant to the regulations of this Contract.

    (2). Shall be involved in the purchase of the main equipment for this Project.

    (3). Shall participate in the Project construction, and shall supervise the operation and management of this Project through the Working Group.

    (4). Shall provide consulting services for project construction and operation.

    (5). Shall examine the project's preliminary design (including a budget estimate), the financial closing documents, the annual project budget and financial closing documents through the Working Group.

    (6). Shall cooperate with the Working Group to develop this project pursuant to the terms of this Contract.

3. Each Party shall fulfill its own responsibilities on a timely basis to ensure that the construction and operation of the project proceed smoothly.

                                     ARTICLE XII
                                    WORKING GROUP:

1. In order to settle any problems promptly during the construction and operation of the Project, both parties shall jointly establish a Working Group (hereafter referred to as the "Working Group"). Party B shall participate in the construction of the Project through the Working Group pursuant to Item 3 of this Article as well as supervise the operation of this Project.



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2.  Both parties will appoint 3 representatives to the Working Group.  These 6 representatives shall be the formal members of the Working Group. During the construction period, the Director of the Working Group shall be appointed by Party B and the Deputy Director shall be appointed by Party A. During the operation period, the Director of the Working Group shall be appointed by Party A and Deputy Director shall be appointed by Party B.

3. Party B shall conduct its business within the following areas through the Working Group:

    (1). It shall examine the Project's preliminary design and construction design (including budget estimate). It shall also participate in the formulation of the Project capital usage plan required by Party A and supervise Party A's implementation of this fund usage plan.

    (2). It shall participate in the initial testing and acceptance of the Project construction.

    (3). It shall examine the financial closing documents of the Project.

    (4). It shall examine the annual project budget and financial closing documents of the Project.

    (5). It shall resolve any major issues arising during Project construction, such as the changes of design, budget estimation, etc.

    (6). It shall be responsible for any other tasks assigned by both parties.

    Other than the above described responsibilities, it shall also examine and supervise all issues deemed necessary by both parties.

4. The time, location, subject and agenda of the Working Group meetings shall be decided by the Director and Deputy Director of the Working Group.

5. Both parties shall submit a list of the candidates who will participate in the Working Group respectively to the other Party within 7 days after this Contract becomes effective.

6. The first Working Group meeting shall be held within 10 days after this Contract becomes effective.

7. If 2/3 of the 6 members of the Working Group attend the meeting, such meeting shall be deemed effective. Any resolutions passed by at least 2/3



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    of the 6 members of the Working Group shall be deemed effective.  If any member can not attend a meeting for any reason, he is allowed to appoint a representative to attend the meeting with a written notice. His representative shall be entitled to have the same rights as other formal members of the Working Group.

8. The Working Group may formulate its own working procedures, systems and other working contents if required. However, these "self-made regulations" shall not be in conflict with PRC laws, regulations and policies regarding construction and operation of this Project.

                                     ARTICLE III
                                 PROFIT DISTRIBUTION

1. Both parties agree to distribute the "Distributable Cash Flow" generated by this Project pursuant to Attachment 1 of this Contract. The distribution proportion will be: Party A gets 22% and Party B gets 78%.

2. Party A shall pay all payments due to Party B pursuant to Attachment 1 of this Contract.

                                     ARTICLE XIV
                                  PROJECT EXPANSION:

If the market demand is greater than the capacity mentioned in Article VI, Item 2, and Party A decides to expand the project which will require additional investment, party B shall have priority to invest in the Project under the same condition.

                                      ARTICLE XV
                              ASSET TRANSFER AND GRANT:

During the term of the Contract, neither party shall transfer, present or sell the assets to a third party without getting written approval from the other party.

                                     ARTICLE XVI
                                      INSURANCE:

1. Both parties shall select the appropriate type of insurance, insurance amounts and insurance clauses for project equipment. The insurance premium shall be accounted for as part of construction and operating expenses. The insurance beneficiary shall be identified in the insurance contract.


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2.  Party A or Party B (which shall be decided according to the requirements of the insurance organizations. If both parties can be the policyholders, Party A shall purchase insurance) shall purchase insurance from insurance companies in China to insure the equipment or assets of this project for the full amount based on the type of insurance, insurance amount and
    insurance clauses selected by both parties.   During the construction of
    this project, Party B shall be the policyholder and shall pay for the insurance premium, and the amount shall be regarded as part of its investment. When Party A formally starts to operate the network, Party A shall be the policyholder and shall pay for the insurance premium, and the amount shall be regarded as part of Operating Costs and Expenses.

                                     ARTICLE XVII
                                   CONFIDENTIALITY:

1. During the term of the Contract and three years after the termination of the Contract, both parties shall not disclose, release, or provide any information to a third party, which includes financial, business related, technological, managerial and other related documents and information obtained from the other party (either orally or in writing).

2.  The above confidential responsibilities shall exclude the following:

    (1). Information already known to the recipient of the Contract before the information is delivered by the other party of the Contract.

    (2). Any confidential information already in the public domain, or the release of information is not a mistake caused by the recipient of the Contract.

    (3). Information received from a third party outside of the Contract. Since no third party has responsibility to keep the information confidential, it may disclose or release this information to the recipient of the Contract.

    (4). The confidential information was developed alone by the recipient of the Contract.

    (5). One party of the Contract has obtained a written agreement from another party of the Contract to disclose or release any confidential information to a third party outside of the Contract.

3. Disclosing, releasing or providing confidential information shall be permitted in the following situations:



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    (1). It is required by documents issued by the government authority which is based on laws and regulations.

    (2). It is required to source orders, or to fulfill equipment purchase contracts or service contracts.

    (3). Confidential information has become public information through other methods without violating the confidentiality provisions.

    (4). Either party of the Contract may disclose certain confidential information to its technical consultants who are also subject to the same confidentiality provisions.

4. Either party of the Contract may disclose certain confidential information to employees or contractors if required. However, the employees or contractors shall be restrained by the same confidentiality provisions.

                                    ARTICLE XVIII
                                    FORCE MAJEURE:

1. During the term of the Contract, if the performance of the Contract is prevented by any cause beyond its reasonable control including acts of earthquake, storms, war, fires, floods, strikes, riots, government martial law or other natural disaster and any other event which that party could not foresee at the time of executing this contract, both parties shall handle such matters pursuant to relevant Chinese regulations.

2. The obligations of a party shall be terminated, in whole or in part, if its power to perform the terms of the Contract is prevented by any course beyond its natural control.

3. The party whose obligations are terminated by reasons of any such event shall notify the other party of the Contract of such event by telex or fax. In addition, it shall submit effective documents issued by government agencies related to such event within 30 days, stating the nature of the event, the reasons for the party's inability to fulfill its responsibilities or to delay the fulfillment of its responsibilities. Both parties shall immediately resolve the situation to minimize all losses that may be incurred by such event.

                                     ARTICLE XIX
                              VIOLATION OF THE CONTRACT:



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1.  If the Contract or part of the Contract cannot be fulfilled due to one party's violation of the Contract, the violating party shall be responsible for compensating any direct losses. If both parties violate the Contract, both parties shall pay for any compensation in accordance to the party's responsibilities based on the specific situation.

2. Both parties agree that neither party has the right to terminate the Contract except for causes beyond its reasonable control, or due to severe violations of the Contract performed by both parties which result in the inability to fulfill the Contract.

                                      ARTICLE XX
                             TERMINATION OF THE CONTRACT:

1. The contract may be terminated under the following situations, and with the consents of both parties:

    (1). If the normal operation of the Project is prevented by any of the force majeure events.

    (2). If the normal operation of the Project is prevented due to non-performance or violations of the Contract by Party A or Party B.

    (3). If the normal operation of the Project is prevented due to other reasons. And both parties agree that there is not a future for further project development.

2. If the time of termination is during the investment repayments period, the following method shall be applied:

    At the time of termination agreed by both parties, if the accumulative amount of project construction fees, consultant fees and service fees made by Party A to Party B is less than the Project Capital, then party A shall pay to Party B an amount of money within 60 days after the termination of the contract in accordance with the following calculation:

    Due payment amount = (Project Capital - Paid Project Construction Fees, Consultant Fees and Service Fees) + (Project Capital - Paid Project Construction Fees, Consultant Fees and Service Fees) x (bank deposit interest/day) x (number of days from the termination date of this contract to the date of paying such Due payment amount to Party B)

                                     ARTICLE XXI


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                                    GOVERNING LAW:

This contract shall be governed by and interpreted in accordance with the laws of the PRC.

                                     ARTICLE XXII
                                 DISPUTE SETTLEMENT:

1. Any disputes, differences in opinion, or conflicts arising out of the Contract during the fulfillment of the Contract shall, to the fullest extent possible, shall be settled amicably by negotiation and discussion between the parties.

2. If such disputes, differences in opinion, or conflicts can not be settled by amicable agreement within 60 days of one party submitting a written notice to the other party, it shall be submitted to the Beijing Arbitration Committee for arbitration.

3.  The arbitration shall be conducted under "PRC Arbitration Law".

4. Any decision taken by the arbitrators will be final, binding and conclusive.

5.  The arbitration fee shall be paid by the party who loses the case.

6. During the process of arbitration, both parties shall continue to operate the Project in accordance with the Contract, except for the part currently under arbitration.

                                    ARTICLE XXIII
                                 TERM OF THE CONTRACT

1. The Contract shall be deemed effective upon execution of the Contract by Party A and Party B.

2. The term of this contract commences on the effective day, and terminates 15 years from the date of formal operation of the project.

                                     ARTICLE XXIV
        FULFILLMENT OF THE RESPONSIBILITIES AFTER TERMINATION OF THE CONTRACT:

1. Upon termination of the Contract and pursuant to the terms of the Contract, if there are unfulfilled responsibilities according to the Contract by either party, such party shall fulfill any remaining obligations (including payments owed by Party A to Party B during the term of the Contract).



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2.  Before one party has completely fulfilled its obligations, the other party still has the binding right toward that party on any unfinished obligations.






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                                     ARTICLE XXV
                         TRANSFER AND CHANGE OF THE CONTRACT

Neither Party A nor Party B shall transfer the Contract, any portion of the Contract, any right, profit or obligations specified by the Contract to a third party without prior written consent from the other Joint Venture party.

                                     ARTICLE XXVI
                                  COMPLETE CONTRACT

The Contract and its Attachments are the only contract regarding this project signed by Party A and Party B.

                                    ARTICLE XXVII
                                    MISCELLANEOUS

1. Any amendments to the Contract shall only become effective after such amendments are signed by authorized persons from both parties.

2. Further negotiations regarding the Contract's technical attachment shall be proceeded by both parties once the Contract has been signed and becomes effective, and it shall be executed upon mutual agreements. This technical attachment shall be one of the attachments of this Contract once it has been signed. Both parties shall fulfill their responsibilities pursuant to this Contract prior to the execution of this technical attachment.

3. Any notice, request, or communications to be given under this contract shall be sent by registered mail, and shall be written in Chinese. Telegram, telex and fax are acceptable. However, the original copy shall be sent by registered post to each party. Any telex, telegram, fax and registered mail shall be sent to the following address:

    Party A:    China United Telecommunications Co.
    Address:    15 Yang Fang Dian Road, Fu Wai Street, Beijing, PRC
    Zip Code:   100038
    Receiver:   General Manager
    Fax:        010-3242879

    Party B:    Hebei United Communications Engineering Company Limited
    Address:    248 He Ping Xi Road, Shijiazhuang, Hebei, PRC
    Zip Code:   050071
    Receiver:   General Manager
    Fax:        0311-7044228


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4.  The notice shall be effective from the date of receipt of such post.

5. This contract is written in Chinese and has two copies. Each party holds one copy, and each copy has equal legal force.

6. This contract has been signed on February 9, 1996 by representatives of Party A and party B at Beijing, the People's Republic of China.





Party A:   China United Telecommunications Co.
Representative:  Guo Huanmin


Party B:  Hebei United Telecommunications Engineering Company Limited
Representative:  Ye Yunyun





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